Exhibit 10.39

May _, 2017

Akoustis Technologies, Inc.

9805-H Northcross Center Court

Huntersville, NC 28078

Attn:	Mr. Jeffrey B. Shealy President and Chief Executive Officer

FIRST AMENDMENT TO ENGAGEMENT AGREEMENT PROVIDING FOR INVESTMENT BANKING SERVICES

Dear Mr. Shealy:

This letter (“First Amendment”) hereby amends the Engagement Agreement Providing for Investment Banking Services (the “Engagement”) dated December 12, 2016 between Akoustis Technologies, Inc. and Drexel Hamilton, LLC.

In the event that , a Drexel Hamilton Introduced Investor as described in the Engagement, purchases securities from the Company during the Tail Period as described in Section 7 of the Engagement, Drexel Hamilton hereby agrees to a reduced success fee (the “ Tail Fee”) as follows:

Section 2.

A.	Cash Success Fees:
i.	7.0% of the gross proceeds paid or payable for equity or equity-linked securities issued by the Company;
B.	Warrant Success Fees:
i.	7.0% of the gross proceeds paid or payable for equity or equity-linked securities issued by the Company.

The Warrant Success Fees issued pursuant to this Tail Fee shall have an exercise price equal to $9.00 per share.

All other provisions of Section 2 and all other sections of the Engagement shall remain unchanged.

(intentionally blank, signature page to follow)

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IN WITNESS WHEREOF, this First Amendment has been executed on the date first above written.

Very truly yours,

DREXEL HAMILTON, LLC

By:	/s/ Jason Diamond

Name: Jason Diamond

Title: Head of Investment Banking

Accepted and agreed to as of the date first written above:

akoustis technologies, inc.

By:	/s/ Jeffrey B. Shealy

Name:	Jeffrey B. Shealy

Title:	President and Chief Executive Officer

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